SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	July 3, 2007

INTERPOOL, INC.
______________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

           6% Senior Notes Supplemental Indenture

           In connection with the pending merger (the "Merger") of Interpool, Inc. (the "Company") with Chariot Acquisition Sub, Inc., a wholly-owned subsidiary of Chariot Acquisition Holding LLC, the Company previously commenced a tender offer and consent solicitation to purchase for cash any and all of its 6% Senior Notes due 2014 (the "Senior Notes"). As of 5:00 p.m., New York City time, on July 3, 2007, which was the extended deadline for holders to tender their Senior Notes in order to receive the consent payment in connection with the offer, tenders and consents had been received from holders of $229,900,000 in aggregate principal amount of the Senior Notes, representing approximately 99.96% of the outstanding Senior Notes. Accordingly, on July 3, 2007, the Company and U.S. Bank National Association, as trustee (the "Trustee"), entered into a Supplemental Indenture (the "Supplemental Indenture"), supplementing the Indenture dated as of September 14, 2004, as previously supplemented, between the Company and the Trustee (the "2004 Indenture"), to effect proposed amendments to eliminate substantially all of the restrictive covenants and events of default contained in the 2004 Indenture. However, the amendments contained in the Supplemental Indenture will not become operative unless and until certain conditions, as set forth in the Offer to Purchase and Consent Solicitation Statement dated June 13, 2007, as amended on June 29, 2007, sent to noteholders, are satisfied, including, but not limited to, receipt by the Company of the funds necessary to make all payments required to complete the tender offer, including interest and other costs and expenses related to the tender offer, and the satisfaction or waiver of all conditions precedent to the consummation of the Merger and the expectation that the Merger will be consummated immediately following the expiration date of the tender offer. The tender offer is scheduled to expire at 8:00 a.m., New York City time, on July 19, 2007, unless extended. The Company currently expects that the Merger will be consummated on or about July 19, 2007.

           A copy of the Supplemental Indenture is filed herewith as Exhibit 4.1 and is incorporated by reference herein. The description of the Supplemental Indenture set forth above is qualified in its entirety by reference to the full text of the Supplemental Indenture.

Item 9.01.    Financial Statements and Exhibits.

           (a)  Financial statements of business acquired: Not applicable

           (b)  Pro forma financial information: Not applicable

           (c)  Shell company transactions: Not applicable

           (d)  Exhibits:

           4.1      Supplemental Indenture, dated as of July 3, 2007 to the Indenture dated as of September 14, 2004, as previously supplemented, between the Company and U.S. Bank National Association, as trustee.

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ James F. Walsh Name: James F. Walsh Title: Executive Vice President and Chief Financial Officer

Dated:  July 10, 2007

EXHIBIT INDEX

           4.1      Supplemental Indenture, dated as of July 3, 2007 to the Indenture dated as of September 14, 2004, as previously supplemented, between the Company and U.S. Bank National Association, as trustee.